                                                                    EXHIBIT 10.6

                      [PAIN THERAPEUTICS, INC. LETTERHEAD]

         CONSULTING AGREEMENT, SETTLEMENT AGREEMENT AND MUTUAL RELEASE

        This Consulting Settlement Agreement and Mutual Release ("Agreement") is made by and between Pain Therapeutics, Inc. (the "Company") and Barry Sherman, MD ("Employee").

        WHEREAS, Employee was employed by the Company; and

        WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship, release each other from any claims arising from or related to the employment relationship, and enter into a consulting relationship for a six month transition period;

        NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

        1. Resignation. Employee has resigned from his position as the Company's Executive Vice President, Chief Medical Officer and member of the Scientific Advisory Board, effective October 19, 2001.

        2. Consideration.

               (a) Upon execution of this Agreement, the Company agrees to pay Employee $32,251.67, less applicable taxes, in respect of his unpaid salary and accrued and unused paid time off earned through October 19, 2001 plus an advance payment of the fee for the first month of his consultancy described herein. In addition, the Company agrees to pay Employee at the rate of $21,666.67 per month, less applicable withholding, for the period commencing on October 19, 2001 and ending on April 19, 2002, unless earlier terminated as provided in clause (b) below (the "Payment Period"), in each case in accordance with the Company's payroll practices; provided, however, that the parties acknowledge and agree that the first monthly payment has been delivered to Employee as an advance upon signing this Agreement. During the Payment Period, options to purchase Company common stock held by Employee will no longer continue to vest in accordance with applicable option agreements and Company option plans.

               (b) During the Payment Period, Employee shall, upon request by the Company's President & Chief Executive Officer, provide consulting services to the Company regarding preclinical, scientific, patent, technology, clinical development projects and business development issues or other Company issues as may arise from time to time. Such consulting services shall be rendered at mutually agreeable times during normal business hours on days when the Company is open for business. Such consulting services may be rendered by telephone, electronically or in person at the


                                                                          1 of 7

Company's headquarters' or at such other locations as may be mutually agreed by the parties. Employee acknowledges that attending meetings, developing written plans and reports and participating in joint discussions with third parties are included in the services provided by employee in his continuing role as a consultant to the Company and both parties acknowledge that Employee is not obligated to provide more than 20 hours of such services to the Company on a weekly basis. The Company will reimburse Employee for his reasonable expenses incurred in connection with providing consulting services hereunder, in accordance with the Company's expense reimbursement policies. This consulting relationship will terminate on the earliest to occur of (i) the date on which Employee provides written notice of termination to the Company's President & Chief Executive Officer, or (ii) April 19, 2002.

               (c) The exercise of any vested stock options held by Employee shall continue to be subject to the terms and conditions of the Company's applicable Stock Plans and the applicable Stock Option Agreement between Employee and the Company. Employee shall continue to be a service provider to the Company for purposes of the Company's applicable Stock Plans until April 19, 2002, and options under such plans held by Employee shall be exercisable until May 19, 2002.

               (d) During the Payment Period, the Company will reimburse COBRA expenses for Employee and his spouse at cost. Employee will not be entitled to accrual of any other employee benefits, including, but not limited to, vacation benefits or bonuses. Subsequent to the Payment Period, the Company will not contest unemployment benefits.

        3. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company in the manner provided in, and shall continue to comply with mutually signed NON-DISCLOSURE AGREEMENT dated March 29, 1999, by and between the Company and Employee. Employee shall return all the Company property and confidential and proprietary information in his possession to the Company on or before the Effective Date of this Agreement.

        4. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation and any and all other benefits due to Employee accrued on or prior to October 19, 2001.

        5. Release of Claims. Employee agrees that the consideration set forth in Section 2 above represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:


                                                                          2 of 7

                (i) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

                (ii) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                (iii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                (iv) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

                (v) any and all claims for violation of the federal, or any state, constitution;

                (vi) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                (vii)   any and all claims for attorneys' fees and costs.

        The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to Employee's
(i) rights to indemnification and exculpation under the Company's Certificate of Incorporation and Bylaws and pursuant to California or Delaware law; and (ii) rights under any applicable director and officer liability insurance policy of the Company.

        6. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which


                                                                          3 of 7

Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

        7. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein relating to the Employee's employment relationship with the Company and the termination of that relationship.

        8. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees that he will not apply for employment with the Company, its subsidiaries or related companies, or any successor.

        9. Confidentiality. The Parties hereto each agree to use their reasonable best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take commercially reasonable precautions to prevent disclosure of any Settlement Information to third parties. The Parties hereto agree to take commercially reasonable precautions to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. Notwithstanding the foregoing, the Company shall be permitted to disclose Settlement Information publicly if, and to the extent, in the reasonable opinion of counsel to the Company, such disclosure is required in accordance with applicable state or federal securities laws, including, without limitation, Regulation FD promulgated by the Securities Exchange Commission.

        10. Non-Disparagement. Each party agrees to refrain from any defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other. All inquiries by potential future employers of Employee will be directed solely to the President & Chief Executive Officer. Upon inquiry, the Company shall only state the following: Employee's last position and dates of employment.

        11. No Admission of Liability, The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.


                                                                          4 of 7

        12. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

        13. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County, California before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs.

        14. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

                A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

        15. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

        16. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

        17. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        18. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces the Employment Agreement.


                                                                          5 of 7

        19. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Chief Executive Officer of the Company.

        20. Governing Law. This Agreement shall be governed by the laws of the State of California.

        21. Effective Date. This Agreement is effective seven days after it has been signed by both Parties.

        22. Counterparts. This Agreement may be executed in counter-parts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        23. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

               (a) They have read this Agreement;

               (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

               (c) They understand the terms and consequences of this Agreement and of the releases it contains;

               (d) They are fully aware of the legal and binding effect of this Agreement.

        24. Non-Solicitation. For three years following the Effective Date, Employee shall not solicit, recruit or hire, or assist any other person or entity to solicit, recruit or hire, any employee of the Company or any of its affiliates or any person who was employed by the Company or any of its affiliates during the 30-day period immediately preceding the date hereof.


                                                                          6 of 7

        IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: October 31, 2001

                                        PAIN THERAPEUTICS, INC.

                                        By:  /s/ REMI BARBIER
                                           --------------------------------
                                             Remi Barbier
                                             Chairman of the Board
                                             President & Chief Executive Officer

                                        BARRY SHERMAN, MD, an individual


                                        /s/ Barry Sherman
                                        -----------------------------------
                                             BARRY SHERMAN, MD


                                                                          7 of 7